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                                                              Exhibit (23)-(1)



                      CONSENT OF INDEPENDENT ACCOUNTANTS


            We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 1995 appearing on page 65 of the Wisconsin Energy Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

            We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 23, 1995 appearing on page 3 of Exhibit (99)-1 filed with Amendment No. 1 (on Form 10-K/A) to the Wisconsin Energy Corporation December 31, 1994 Form 10-K.





PRICE WATERHOUSE LLP


Milwaukee, Wisconsin
August 25, 1995